Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF

SHUTTERSTOCK, INC.
A DELAWARE CORPORATION,

and

SHUTTERSTOCK IMAGES LLC
A NEW YORK LIMITED LIABILITY COMPANY

This Agreement and Plan of Merger dated as of October 5, 2012 (the “Agreement”) is between Shutterstock Images LLC, a New York limited liability company (“Shutterstock-NY”), and Shutterstock, Inc., a Delaware corporation (“Shutterstock-DE”).  Shutterstock-DE and Shutterstock-NY are sometimes referred to in this Agreement as the “Constituent Companies.” This Agreement and the transactions contemplated hereby (including the Merger, as defined below) shall be consummated prior to the date that the Securities and Exchange Commission has declared the Registration Statement on Form S-1 (File No. 333-181376) of Shutterstock-DE (the “Registration Statement”) relating to an initial public offering by Shutterstock-DE (the “IPO”) effective under the Securities Act of 1933, as amended.

RECITALS

A.                                   Shutterstock-DE is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30,000,000 shares, each having a par value of $0.01 per share, all of which are designated “Common Stock.”  As of the date hereof, 100 shares of Shutterstock-DE Common Stock are issued and outstanding, all of which are held by Shutterstock-NY.

B.                                     Shutterstock-NY is a limited liability company duly organized and existing under the laws of the State of New York.

C.                                     The Board of Managers and Members (as defined in the Shutterstock-NY’s Amended and Restated Limited Liability Company Agreement, as amended to date (the “LLC Agreement”) of Shutterstock-NY have determined that, for the purpose of effecting the incorporation of Shutterstock-NY in the State of Delaware, it is advisable and in the best interests of Shutterstock-NY that Shutterstock-NY merge with and into Shutterstock-DE upon the terms and conditions provided in this Agreement.

D.                                    The Board of Managers and the Members of Shutterstock-NY and the stockholder and the Board of Directors of Shutterstock-DE have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

E.                                      The parties intend that the Merger (as defined below) will qualify as a tax-free exchange of property for stock under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, Shutterstock-DE and Shutterstock-NY hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.                                      Merger.

1.1                               Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the New York Limited Liability Company Law, Shutterstock-NY shall be merged with and into Shutterstock-DE (the “Merger”), the separate existence of Shutterstock-NY shall cease and Shutterstock-DE shall be, and is sometimes referred to below as, the “Surviving Corporation,” and, as set forth in the Certificate of Incorporation referenced in Section 2.1 hereof, the name of the Surviving Corporation shall be Shutterstock, Inc.

1.2                               Filing and Effectiveness.  The Merger shall become effective upon completion of the following actions:

(a)                                  Adoption and approval of this Agreement and the Merger by the members and/or stockholders of each Constituent Company in accordance with the applicable requirements of the Delaware General Corporation Law and the New York Limited Liability Company Law.

(b)                                  The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement.

(c)                                  The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law.

(d)                                  The filing with the New York Secretary of State of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the New York General Corporation Law, as applicable.

The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Date of the Merger.”

1.3                               Effect of the Merger.  Upon the Effective Date of the Merger, the separate existence of Shutterstock-NY shall cease and Shutterstock-DE, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its Board of Directors and Shutterstock-NY’s Board of Managers and Members, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Shutterstock-NY in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Shutterstock-DE as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Shutterstock-NY in the same manner as if Shutterstock-DE had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the New York Limited Liability Company Law.

2.                                      Charter Documents, Directors and Officers

2.1                               Certificate of Incorporation.  The Certificate of Incorporation of Shutterstock-DE, as in effect immediately prior to the Effective Date of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation on the Effective Date of the Merger.

2.2                               Bylaws.  The Bylaws of Shutterstock-DE as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3                               Directors and Officers.  The directors and officers of Shutterstock-DE immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.                                      Effect of the Merger on Membership Interests

3.1                               Shutterstock-NY Membership Interests.

(a)                                  Upon the Effective Date of the Merger, and by virtue of the Merger and without any action on the part of the Members, the Members of Shutterstock-NY shall receive in the Merger, in exchange for their Membership Interests (as defined in the LLC Agreement), the aggregate amount of 28,338,281 shares of Common Stock of Shutterstock-DE, par value $0.01 per share (“Shutterstock-DE Common Stock”), and such number of shares of Shutterstock-DE Common Stock shall be allocated to the Members in the Merger in the following manner: (i) the Members shall receive the first $300,000,000 of value of the Shutterstock-DE Common Stock issued in the Merger in the following percentages: Pixel Holdings Inc. (66.2340%), Shutterstock Investors, LLC (0.5974%), Shutterstock Investors I, LLC (10.1599%), Shutterstock Investors II, Inc. (3.0761%), Shutterstock Investors III, Inc. (11.0666%), Adam Riggs (8.4660%), Dan McCormick (0.4000%) and Thilo Semmelbauer (0.0000%), and (ii) the Members shall receive the Shutterstock-DE Common Stock issued in the Merger in excess of $300,000,000 in the following percentages: Pixel Holdings Inc. (63.584640%), Shutterstock Investors, LLC (0.573457%), Shutterstock Investors I, LLC (9.753549%), Shutterstock Investors II, Inc. (2.95310%), Shutterstock Investors III, Inc. (10.623894%), Adam Riggs (8.127360%), Dan McCormick (0.3840%) and Thilo Semmelbauer (4.0000%).  The foregoing calculations shall be determined by the Board of Directors of Shutterstock-DE in good faith, and the value of the Shutterstock DE Common Stock issued in the Merger shall be based upon the IPO offering price of Shutterstock-DE Common Stock, as set forth on the front page of the final prospectus.  Accordingly, a final calculation may occur once the Registration Statement is declared effective and the IPO offering price of Shutterstock-DE Common Stock is established. The allocable portion of the shares of Shutterstock-DE Common

Stock issued to Thilo Semmelbauer in the Merger that is attributable to his Membership Interest that is still subject to vesting conditions as of the Effective Date of the Merger shall continue to remain subject to the same vesting conditions that were applicable to his Membership Interest immediately prior to the Effective Date of the Merger.

(b)                                  Upon the Effective Date of the Merger, each Value Appreciation Right (as defined in the Shutterstock Images LLC Value Appreciation Plan (the “VAR Plan”)) outstanding immediately prior to the Effective Date of the Merger shall be converted, on a Unit (as defined in the VAR Plan) by Unit basis, into a non-qualified option to purchase one share of Shutterstock-DE Common Stock pursuant to the Shutterstock, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”). Each such option granted pursuant to the 2012 Plan shall have substantially similar terms and conditions as set forth in the Value Appreciation Right Agreement (as defined in the VAR Plan) applicable to the Value Appreciation Right that it replaces, and specifically, shall (i) to the extent not vested as of the Effective Date of the Merger, continue to vest and remain exercisable in accordance with substantially similar terms and conditions applicable to the corresponding Value Appreciation Right, (ii) have an exercise price equal to the Grant Date Price (as defined in the VAR Plan) applicable to the corresponding Value Appreciation Right, (iii) expire not later than the latest date on which the corresponding Value Appreciation Right would have expired, and (iv) remain subject to the post-termination provisions applicable to the corresponding Value Appreciation Right.

3.2                               Shutterstock-DE Common Stock.  Upon the Effective Date of the Merger, each share of Shutterstock-DE Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Shutterstock-DE, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

4.                                      General

4.1                               Taxation.  The parties hereto and the Members intend that the Merger will qualify as a tax-free exchange of property for stock under the provisions of Section 351 of the Code.  In addition, the parties hereto and the Members intend that the Merger is being undertaken as part of a single integrated transaction with the IPO and subsequent merger transactions of certain Members with and into Shutterstock-DE and, therefore, the parties hereto and such Members intend that such subsequent mergers together will qualify as a tax-free exchange of property for stock under the provisions of Section 351 of the Code and/or that such subsequent mergers will each qualify as a “reorganization” under Section 368(a) of the Code.  Unless otherwise required by law or a taxing authority, such parties agree to report such transactions in their respective federal income tax returns consistently with such intent.

4.2                               Covenants of Shutterstock-DE.  Shutterstock-DE covenants and agrees that it will, on or before the Effective Date of the Merger, to the extent required by New York tax or corporate law:

(a)                                  Qualify to do business as a foreign corporation in the State of New York and irrevocably appoint an agent for service of process as required under the provisions of the New York corporations law;

(b)                                  File any and all documents necessary for the assumption by Shutterstock-DE of all of the franchise tax liabilities of Shutterstock-NY; and

(c)                                  Take such other actions as may be required by the New York Corporations Law.

4.3                               Further Assurances.  From time to time, as and when required by Shutterstock-DE or by its successors or assigns, there shall be executed and delivered on behalf of Shutterstock-NY such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Shutterstock-DE the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Shutterstock-NY and otherwise to carry out the purposes of this Agreement, and the officers and directors of Shutterstock-DE are fully authorized in the name and on behalf of Shutterstock-NY or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.4                               Abandonment.  At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Managers of Shutterstock-NY or the Board of Directors of Shutterstock-DE, or both, notwithstanding the approval of this Agreement by the members of Shutterstock-NY or by the sole stockholder of Shutterstock-DE, or by both.

4.5                               Amendment.  The Board of Managers or Board of Directors, as the case may be, of the Constituent Companies may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the members or sole stockholder, as the case may be, of either Constituent Company shall not:  (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Company, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Company.

4.6                               Registered Office.  The address of the Surviving Corporation’s registered office in the State of Delaware is 1811 Silverside Road, City of Wilmington, 19810, County of New Castle.  The name of its registered agent at such address is Vcorp Services, LLC.

4.7                               Agreement.  Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 60 Broad Street, 30th Floor, New York, NY 10004 and copies thereof will be furnished to any member or stockholder of either Constituent Company, upon request and without cost.

4.8                               Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.9                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[signature page follows]

The undersigned authorized representatives of the Constituent Companies have executed and acknowledged this Agreement and Plan of Merger as of the date first set forth above.

SHUTTERSTOCK, INC.
a Delaware corporation

By:	/s/ Jonathan Oringer
Name: Jonathan Oringer
Title: Chief Executive Officer

SHUTTERSTOCK IMAGES LLC
a New York limited liability company

By:	/s/ Jonathan Oringer
Name: Jonathan Oringer
Title: Chief Executive Officer

SHUTTERSTOCK IMAGES LLC

A New York limited liability company

Officers’ Certificate of Approval of Merger

The undersigned, Jonathan Oringer, does hereby certify that:

1.                                       He is the Chief Executive Officer of Shutterstock Images LLC, a limited liability company organized under the laws of the State of New York (the “Company”).

2.                                       The Agreement and Plan of Merger (the “Agreement”) in the form attached hereto was duly approved by the Board of Managers and Members of the Company.

3.                                       The principal terms of the Agreement were approved by the members of the Company by the vote representing a majority of the Membership Interests (as such term is defined in Shutterstock-NY’s Limited Liability Company Agreement, as amended to date) of the Company.

The undersigned declares under penalty of perjury under the laws of the States of New York and Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

Executed in New York, New York, on October 5, 2012.

/s/ Jonathan Oringer
Jonathan Oringer
Chief Executive Officer

SHUTTERSTOCK, INC.

A Delaware corporation

Officers’ Certificate of Approval of Merger

The undersigned, Jonathan Oringer, does hereby certify that:

1.                                       He is the Chief Executive Officer of Shutterstock, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”).

2.                                       The Agreement and Plan of Merger (the “Agreement”) in the form attached hereto was duly approved by the Board of Directors and sole stockholder of the Corporation.

3.                                       There are one hundred (100) shares of Common Stock outstanding and entitled to vote on the Agreement.

4.                                       The principal terms of the Agreement were approved by the sole stockholder of the Corporation by the vote of a number of the shares of Common Stock which equaled or exceeded the vote required.  The percentage vote required was more than 50% of the outstanding shares of Common Stock.

The undersigned declares under penalty of perjury under the laws of the States of New York and Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

Executed in New York, New York, on October 5, 2012.

/s/ Jonathan Oringer
Jonathan Oringer
Chief Executive Officer